As filed with the Securities and Exchange Commission on March 26, 2026

Registration No. 333

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

VROOM, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	901112566
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

4700 Mercantile Dr.

Fort Worth, TX 76137

Telephone: (917) 451-9855

(Address of Principal Executive Offices) (Zip Code)

Vroom, Inc. Amended and Restated 2020 Incentive Award Plan

(Full Title of the Plan)

Thomas H. Shortt

Chief Executive Officer

Vroom, Inc.

4700 Mercantile Dr.

Fort Worth, TX 76137

(Name and Address of Agent for Service)

(917) 451-9855

(Telephone Number, including Area Code, of Agent for Service)

Copies to:

Marc D. Jaffe, Esq. Ian D. Schuman, Esq. Courtenay Myers Lima, Esq. Latham & Watkins LLP 1271 Avenue of the Americas New York, New York 10020 Telephone: (212) 906-1200 Fax: (212) 751-4864	Anna-Lisa Corrales, Esq. Chief Legal Officer & Chief Compliance Officer Vroom, Inc. 4700 Mercantile Dr. Fort Worth, TX 76137 Telephone: (917) 451-9855

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (the “Registration Statement”) is being filed for the purpose of registering 207,985 additional shares of the common stock of Vroom, Inc. (the “Registrant”) to be issued pursuant to the Vroom, Inc. Amended and Restated 2020 Incentive Award Plan (the “Incentive Plan”). A Registration Statement of the Registrant on Form S-8 relating to the Incentive Plan is effective.

INCORPORATION BY REFERENCE OF CONTENTS OF

REGISTRATION STATEMENTS ON FORM S-8

The contents of the Registration Statement on Form S-8 (File No. 333-285725), including any amendments thereto, filed with the Securities and Exchange Commission, relating to the Incentive Plan, are incorporated by reference herein.

Item 8. Exhibits.

Number	Description

4.1	Restated Certificate of Incorporation of Vroom, Inc. (incorporated by reference to Exhibit 3.2 to the Registrant’s Annual Report on Form 10-K (File No. 001-39315) filed on March 26, 2026)

4.2	Amended and Restated Bylaws of Vroom, Inc. (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K (File No. 001-39315) filed on January 15, 2025)

5.1+	Opinion of Latham & Watkins LLP, counsel to the Registrant

23.1+	Consent of RSM US LLP, Independent Registered Public Accounting Firm

23.2+	Consent of Latham & Watkins LLP (included in Exhibit 5.1)

24.1+	Power of attorney (included on signature pages below)

99.1	Vroom, Inc. Amended and Restated 2020 Incentive Award Plan (incorporated by reference to Exhibit 10.7 to the Registrant’s Annual Report on Form 10-K (File No. 001-39315) filed on March 11, 2025)

99.2

Form of Restricted Stock Unit Agreement pursuant to the Vroom, Inc. 2020 Incentive Award Plan (incorporated by reference to Exhibit 10.58 to the Registrant’s Annual Report on Form 10-K (File No. 001-39315) filed on March 26, 2026)

99.3

Form of Stock Option Grant Notice and Stock Option Agreement pursuant to the Vroom, Inc. 2020 Incentive Award Plan (incorporated by reference to Exhibit 10.4 to the Registrant’s Quarterly Report on Form 10-Q (File No. 001-39315) filed on August 8, 2022)

107+	Filing Fee Table

+	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Fort Worth, state of Texas, on this 26th day of March, 2026.

VROOM, INC.

By:	/s/ Thomas H. Shortt
Thomas H. Shortt
Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Thomas H. Shortt and Anna-Lisa Corrales, or either of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to file and sign any and all amendments, including post-effective amendments, to this registration statement, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof. This power of attorney shall be governed by and construed with the laws of the State of Delaware and applicable federal securities laws.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Thomas H. Shortt	Chief Executive Officer and Director	March 26, 2026
Thomas H. Shortt	(principal executive officer)

/s/ Jonathan Sandison	Chief Financial Officer and Treasurer	March 26, 2026
Jonathan Sandison	(principal financial officer)

/s/ Jacob Benzaquen	Senior Vice President Accounting	March 26, 2026
Jacob Benzaquen	(principal accounting officer)

/s/ Robert J. Mylod, Jr.	Chairperson of the Board	March 26, 2026
Robert J. Mylod, Jr.

/s/ Robert R. Krakowiak	Vice Chair of the Board	March 26, 2026
Robert R. Krakowiak

/s/ Timothy M. Crow	Director	March 26, 2026
Timothy M. Crow

/s/ Michael J. Farello	Director	March 26, 2026
Michael J. Farello

/s/ Laura G. O’Shaughnessy	Director	March 26, 2026
Laura G. O’Shaughnessy

/s/ Nikul Patel	Director	March 26, 2026
Nikul Patel

/s/ Matthew Pietroforte	Director	March 26, 2026
Matthew Pietroforte